Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of our report dated March 2, 2016 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in V.F Corporation’s Annual Report on Form 10-K for the year ended January 2, 2016.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina

March 2, 2016